                                                                 Exhibit 3.4


                                  DELAWARE
                         ---------------------------        Page 1
                               The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MAIL-WELL I CORPORATION", CHANGING ITS NAME FROM "MAIL-WELL I CORPORATION" TO "CENVEO CORPORATION", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MAY, A.D. 2004, AT 5:27 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.









2361607    8100        [SEAL]      /s/ Harriet Smith Windsor
                                   -----------------------------------------
                                   Harriet Smith Windsor, Secretary of State
040356886                          Authentication:  3113582

                                         Date:      05-14-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:32 PM 05/14/2004
FILED 05:27 PM 05/14/2004
SRV 040356886 - 2361607 FILE

                              STATE OF DELAWARE
                          CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION
                           Mail-Well I Corporation
----------------------------------------------------------------------------
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of
Mail-Well I Corporation
----------------------------------------------------------------------------
Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certification of Incorporation of this corporation be
amended by changing the Article thereof numbered "First            "so that,
                                                  -----------------
as amended, said Article shall be and read as follows:
The name of the corporation (hereinafter called the "corporation")
----------------------------------------------------------------------------
is: Cenveo Corporation
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said Mail-Well I Corporation
                         --------------------------------------------
has caused this certificate to be signed by
Mark L. Zoeller         , an Authorized Officer, this    13th    day of
------------------------                              ----------
May                2004.
-----------------,
                                    By: /s/ Mark L. Zoeller
                                        ------------------------------------
                                                 Authorized Officer
                                 Title: Vice Pres., General Csl. & Secretary
                                        ------------------------------------
                                  Name: Mark L. Zoeller
                                        ------------------------------------
                                                   Print or Type